Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

January 26, 2021

Fortistar Sustainable Solutions Corp.
One North Lexington Avenue
White Plains, NY 10601

Ladies and Gentlemen:

We have acted as counsel to Fortistar Sustainable Solutions Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-1 (the “462(b) Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the Company of (a) up to 2,500,000 units, including up to an additional 375,000 units that the underwriters will have a right to purchase from the Company to cover over-allotment options (the “Units”), of the Company, each such Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and one-half of one warrant of the Company (each whole warrant, a “Warrant”); each whole Warrant entitles the holder thereof to purchase one share of Common Stock as specified in the Registration Statement, and (b) all shares of Common Stock and all Warrants issued as part of the Units. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-251922) (the “Registration Statement”), initially filed by the Company on January 6, 2021 and declared effective by the Commission on January 26, 2021.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the By Laws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (iii) the Registration Statement; (iv) the 462(b) Registration Statement, (v) the form of the underwriting agreement proposed to be entered into among the Company and the representatives of the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (vi) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vii) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (viii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; (ix) the form of warrant agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), that is filed as Exhibit 4.4 to the Registration Statement; and (x) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have further assumed that each of the documents identified in clauses (i) through (ix) of the preceding paragraph will be entered into, adopted or filed as appropriate.

January 26, 2021 Page 2

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. The Common Stock included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3. The Warrants included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the 462(b) Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP